EXHIBIT 10.7

[Form of Right of First Review Agreement for GSC Group, Inc.]

, 2007

GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932

Re: Initial Public Offering of GSC Acquisition Company

Ladies and Gentlemen:

     This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between GSC Acquisition Company, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 5 hereof.

     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

     1. The undersigned agrees that from the effective date of the Registration Statement until the earlier of (i) the consummation of the Initial Business Combination or (ii) [        ], 2009 [24 months from the effective date of the Registration Statement], the Company shall have the right of first review (the “Right of First Review”) with respect to business combination opportunities of GSC Group with an enterprise value of $175 million or more. The undersigned will first offer, and will cause each other business entity within the GSC Group to first offer (subject to any fiduciary obligations members of management or members of the board of directors of such other entities may have), any such business opportunity to the Company and the undersigned will not, and will cause each other business entity within the GSC Group and each fund and other investment vehicle managed by GSC Group not to, pursue such business opportunity unless and until the Company’s board of directors has determined for any reason that the Company will not pursue such opportunity. Notwithstanding the foregoing, the Right of First Review shall not include, and neither the undersigned nor any other business entity within GSC Group shall be required to first offer to the Company:

  any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies; and

  companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment.

     2. (a) Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee or any other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination. Subject to the review and approval of the Company’s Audit Committee, the undersigned and the other entities within GSC Group shall be entitled to reimbursement from the Company for their out-of-pocket expenses, if any, incurred in connection with the IPO and identifying, investigating and consummating an Initial Business Combination. In addition, GSCP (NJ) Holdings, L.P. is entitled to receive a payment of an aggregate of $7,500 per month for office space, secretarial and administrative services.

      (b) Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

     3. The undersigned agrees that it will not, and will cause each other business entity that is part of GSC Group not to, become affiliated with any other blank check company until the earlier of (i) the Initial Business Combination and (ii) the Company’s liquidation.

     4. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

     5. As used herein, (i) “GSC Group” shall mean the undersigned and the other business entities that collectively do business under the name the GSC Group, as listed on Schedule A hereto; (ii) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (iii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; and (iv) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market.

     The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

     This letter agreement shall be binding on the undersigned and its successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) [ ], 2009 [24 months from the effective date of the Registration Statement]; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature Page Follows]

GSC GROUP, INC.

By:

Name:
Title:

Accepted and agreed:

GSC ACQUISITION COMPANY

By:

Name:
Title:

Schedule A

GSC Group, Inc.
GSCP (NJ), Inc.
GSCP (NJ), L.P.
GSCP (NJ) Holdings, L.P.
GSC Secondary Interest Fund, LLC
GSCP, LLC
GSC Group Limited